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                                                                   EXHIBIT 10.25

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of October 13, 1998 ("Closing Date"), by and between Genomic Solutions Inc. ("Purchaser"), a Delaware corporation with offices at 4355 Varsity Drive, Ann Arbor, Michigan 48108 and ESA, Inc. ("Seller") a Massachusetts corporation with offices at 22 Alpha Road, Chelmsford, Massachusetts 01824.

                                    RECITALS

         A. Among other businesses, Seller is engaged in the business of designing, developing, manufacturing, marketing and selling equipment and products used in electrophoresis, a technique for separating proteins and DNA (the "Business"). Equipment and products include, but are not limited to instruments, gels, and reagents described in the ESA, Inc. Electrophoresis Products and Tools for Proteomic Analysis Catalog (Part No.
70-3713) which is attached hereto.

         B. Seller desires to sell, and Purchaser desires to purchase, certain assets of Seller used in connection with the operation of the Business, and certain other intangible assets associated with the Business, for the consideration and upon the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby mutually acknowledged, the parties agree as follows:

                                    ARTICLE I

         PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

         1.1 PURCHASE AND SALE OF ASSETS. Subject to all of the terms and conditions contained in this Agreement, and except as provided below, on the Closing Date, Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, the following assets, owned by Seller or in which Seller has any right or interest, that are used in connection with the Business (all such assets and properties being referred to in this Agreement as the "Assets"):

                  (a) Inventories. All inventories listed in Schedule 1.1(a) ("Inventories");

                  (b) Equipment and Other Personal Property. All equipment, machinery, furniture and fixtures, office machines, maintenance and office supplies, signs, and other tangible personal property ("Personal Property") listed on the attached Schedule 1.1(b);

                  (c) Business Records. Access to and the right to make copies of all databases, sales and business records, inventory records, product specifications, correspondence, maintenance, operating and production records (or portions thereof if the entire record or document was not used for the Business), personnel records of Seller's employees who are associated with the Business as listed on the attached Schedule 3.15 (the "Business Employees"), credit records (or copies thereof) of customers and vendors of the Business, customer and vendor lists to the extent related to the Business, marketing or other studies relating to the



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         Business, cost and pricing information, and originals or copies of all books, records and other documents (or portions thereof) applicable to the Business or the Assets ("Records");

                  (d) Licenses. To the extent permitted under applicable law or regulation, all governmental licenses and permits used or usable only in connection with the Business;

                  (e) Intangibles. Subject to the rights of Protein Databases, Inc., or its successors ("PDI"), pursuant to that Agreement between Millipore Corporation and PDI, dated September 15, 1987 (the "PDI Agreement"), and the Royalty Agreement dated July 31, 1996 ("Royalty Agreement") between Millipore Corporation and Seller which is assigned to Purchaser hereunder, all right, title and interest in any intangible property, rights or claims applicable only to the Business or to the Assets to be transferred, including, without limitation, the U.S. Patents No. 4,966,667; No. 5,149,417; No. 5, 2288,970; and No.
         5,281,322 (and corresponding Japanese Patents), all right, title and interest in the names "Duracryl" "Investigator" and "Signal" (and all goodwill with respect thereto), and all variations of those names, patents and pending applications for patents, and copyrights (including registrations);

                  (f) Business Contracts, Leases and Agreements. All agreements, leases and service contracts related only to the Business to which Seller is a party or to which the Assets are subject as of the Closing Date and which are listed on the attached Schedule 1.1(f) (the "Assumed Business Contracts");

                  (g) Warranty Rights. All third party warranties to Seller to the extent relating only to the Business or the Assets, whether express or implied, and claims arising under warranties, representations and guaranties made to Seller only in connection with the Business; and

                  (h) Litigation Claims. All claims and rights concerning any litigation in which, in connection with or with respect to the Business, Seller is a claimant.

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 1.1 above, the following assets (collectively, the "Excluded Assets") are not being sold by Seller to Purchaser and shall not be included as part of the Assets:

                  (a) Assets Not Related to the Business. Any and all assets not owned by Seller, in which Seller does not have an interest or not used in connection with the Business;

                  (b) Corporate Records. The minute books, stock books, corporate seal and other corporate records of Seller relating to its organization and existence;

                  (c) Excluded Contracts. Any and all oral or written contracts, leases or agreements other than the Assumed Contracts (the "Excluded Business Contracts");

                  (d) Employee Benefit Plans. Those employee benefit plans listed on the attached Schedule 1.2(d).

                  (e) Other Excluded Assets. Those items listed on the attached
         Schedule 1.2(e).



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                  (f) Tax Returns. All tax returns of Seller and all tax refunds due Seller from any governmental agency; and

         1.3 ASSUMPTION OF LIABILITIES. Purchaser shall not assume, or purchase the Assets subject to, and Purchaser shall not be liable for, any liabilities of Seller, regardless of nature, type or kind, whether matured or contingent, except for: (a) those contained in Assumed Business Contracts, including the obligation to pay royalties under the Royalty Agreement which accrue after the Closing Date, (b) sales tax, if any, assessed on the transaction, (c) any amounts owed for Business equipment parts and inventory received by Purchaser after the Closing Date, as evidenced by purchase orders provided to Purchaser at Closing, and (d) any warranty liabilities associated with the sale of Business equipment or other Business products. Seller shall perform, pay and discharge when due all of its obligations and liabilities other than those which Purchaser has specifically agreed to assume pursuant to this Section 1.3, as well as any other known, contingent or unknown liabilities of Seller.

                                   ARTICLE II

                                  CONSIDERATION

         2.1 CASH CONSIDERATION. For and in consideration of the Assets, Purchaser shall pay to Seller the sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (the "Purchase Price"), by certified check or wire transfer of immediately available federal funds at the Closing.

         2.2 PURCHASE PRICE ALLOCATION. The Purchase Price shall be allocated among the Assets in the manner as the parties shall agree within one hundred twenty (120)ninety (90) days after the Closing Date and which shall be consistent with their negotiations and agreement. Seller and Purchaser shall each act in a manner consistent with such allocation in filing Internal Revenue Form 8594, captioned "Asset Acquisition under Section 1060; and (ii) paying sales and other transfer taxes and making any and all other tax filings in connection with the purchase and sale of the Assets pursuant to this Agreement.

         2.3 STOCK WARRANT. At the Closing, Purchaser shall grant Seller a warrant (the "Warrant"), in the form attached hereto as Document 2.3 representing the right to purchase One Hundred Twenty Five Thousand (125,000) shares of Genomic Solutions Inc. common stock at a price of Six Dollars ($6.00) per share. The Warrant will have a term of ten (10) years.

         2.4 SUBLEASE. At the Closing, Purchaser and Seller shall enter into a sublease of a portion of Seller's facility in Chelmsford Massachusetts, whereby Purchaser shall occupy such space for a period of at least six months but no more than two years.

         2.5 MANUFACTURING AGREEMENT. At the Closing, Purchaser and Seller shall enter into an agreement whereby Seller shall manufacture reagent and consumable products associated with the Business for Purchaser for a period of at least six months but no more than two years.





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                                   ARTICLE III


                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Seller understands that each of the following representations, warranties and covenants are material and have been and will be relied on by Purchaser in connection with the consummation of the transactions contemplated in this Agreement. Seller warrants and covenants to Purchaser that the statements contained in this Article III are true, correct and complete in all respects as of the Closing Date:

         3.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Seller has full corporate power and authority, and all franchises, licenses and permits, necessary to own, lease and operate its respective properties and assets and to carry on its businesses as presently conducted.

         3.2 POWER AND AUTHORITY. Seller has all requisite power and authority to enter into, carry out and perform its obligations under this Agreement and all other instruments and agreements contemplated in this Agreement. The execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved by Seller's Board of Directors and does not require approval of ESA shareholders. This Agreement constitutes, and all agreements and instruments contemplated hereby when executed and delivered in accordance with the terms of this Agreement will constitute, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, and other laws of general application relating to or affecting the enforcement of creditors' rights and general equity principles.

         3.3 ABSENCE OF VIOLATIONS. Neither the execution, delivery, performance or compliance of or with this Agreement or any other agreements contemplated herein, nor the consummation of the transactions herein contemplated by Seller, will (i) violate, conflict with, or constitute a default or breach of Seller's Articles of Organization or bylaws, or other constituent documents; (ii) constitute a violation by Seller of any law, rule, regulation, ordinance, order, writ, injunction, decree or judgment applicable to Seller or affecting the Assets or Business; (iii) result, or with the passage of time will result, in any breach or violation of, or be in conflict with or constitute a default under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, any document or instrument binding on or affecting Seller, the Assets or the Business, subject to obtaining the consents to the other parties to the Assumed Business Contracts to the extent required therein or as required by law; or (iv) result in the creation of any lien, charge or encumbrance on any of the Assets.

         3.4 FINANCIAL STATEMENTS. The attached Schedule 3.4 consists of Seller's compiled balance sheets and the related statements of operations, retained earnings and cash flows for each of the fiscal years ended December 31, 1995 through December 31, 1997, issued by Seller's auditors (the "Annual Financial Statements"). The attached Schedule 3.4(a) consists of schedules of activity and assets for the Business product line for periods ended December 31, 1996, December 31, 1997 and August 31, 1998 (the "Business Schedules"). The schedules have been prepared in accordance with generally accepted accounting principles and allocations of costs and expenses as stated in the comments on the Business Schedules.



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         3.5 NO UNDISCLOSED LIABILITIES OR CHANGES. Except as disclosed on the attached Schedule 3.5 or reflected in the Statements, and except for current liabilities incurred by Seller in the ordinary course of the Business since August 31, 1998, Seller has not incurred any debts, liabilities or obligations of any nature or kind, whether absolute, accrued, contingent or otherwise that may affect or attach to the Business, and whether due or to become due, including without limitation, any debts, liabilities (and tax liabilities due or to become due) or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the date as of which this representation is made. Seller is not aware of any existing, proposed or threatened change which could result in a material adverse change to the Business or the future prospects of the Business.

         3.6 TAX MATTERS. Seller has duly filed all tax returns and reports required to be filed by it, including, where applicable, all federal, foreign, state, county and local income, gross receipts, excise, import, property, franchise, ad valorem, license, sales, use, and withholding tax reports and returns. Seller has filed all reports required by law or regulation to be filed and has duly paid, or accrued on its books of account and will pay when due, all duties and charges due or assessed against it, the Business or the Assets. There are not now, nor on the Closing Date will there be, any assessments, charges, paybacks or obligations requiring payment of any nature or description against any of the Assets which remain unpaid, except for current taxes not yet due or payable and except for the liabilities to be assumed by Purchaser pursuant to
Section 1.3. Seller represents and warrants that under the laws of the Commonwealth of Massachusetts, no state tax waiver filing/request is necessary for the completion of this transaction.

         3.7 TANGIBLE PROPERTY. Seller has good and marketable title to and owns each item of tangible Personal Property included in the Assets, free and clear of all title defects and objections, security interests, liens, charges and encumbrances of any nature whatsoever ("Liens"). Seller will convey to Purchaser all tangible Personal Property listed on Schedule 1.1(b) which is attached hereto, free and clear of all Liens.

         3.8 REAL PROPERTY OWNED. Seller does not own, and has never owned, in whole or in part, any real property which is or was used, in any way, in connection with the Business.

         3.9 REAL PROPERTY LEASED. The attached Schedule 3.9 lists and briefly describes all real properties leased or subleased to Seller and used in connection with the operation of the Business (the "Leased Real Property"). No property insurer or similar body has made any recommendations with respect to any parcel of Leased Real Property which have not been complied with, and except for leased property located in the United Kingdom and Billerica, as listed on
Schedule 3.9, all structures on the Leased Real Property meet all qualifications for "highly protected risk" classification for fire insurance purposes. Seller has delivered to Purchaser true, correct and complete copies of the leases and subleases listed on the attached Schedule 3.9. All of the Assets are located at the Leased Real Property. Each such lease or sublease is

                  (a) legal, valid, binding, enforceable and in full force and effect;

                  (b) will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                  (c) neither Seller nor any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time,



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         could constitute such a breach or default or permit termination, modification or acceleration under the lease or sublease;

                  (d) no party to the lease or sublease has repudiated any of its provisions;

                  (e) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                  (f) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered all or any portion of its interest in the leasehold or subleasehold;

                  (g) all facilities leased or subleased under the lease or sublease have been operated and maintained in accordance with applicable laws, rules and regulations;

                  (h) all facilities leased or subleased under the lease or sublease are supplied with utilities and other services necessary for the operation of such facilities; and

                  (i) all facilities leased or subleased under the lease or sublease are in good operating condition, and would not, with ordinary wear and tear, require major repair or replacement during the remainder of the lease term.

         3.10 INTELLECTUAL PROPERTY. The attached Schedule 3.10 sets forth a complete and accurate list of all patents and pending applications for patents, copyrights (including registrations) and applications for registered copyrights, trademarks and applications for trademarks, service marks and applications for service marks, logos and other commercial symbols, trade names and the like, and interests thereunder, used solely with the Business, and any other item in which Seller has any rights or licenses used solely with the Business, including, without limitation, the property described in Section 1.1(e) above. Except as disclosed on Schedule 3.10, Seller's use of the Intangibles is not governed by or pursuant to a license or similar agreement from any third party. Seller owns or has the right to use all of the Intangibles. Seller has taken all reasonable security measures to protect the secrecy, confidentiality, and value of its Intangibles. Except as disclosed on Schedule 3.10, with respect to each
Intangible:

                  (a) Seller owns and possesses all right, title and interest in and to the Intangible;

                  (b) As of the Closing date, no charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand has been instituted, is pending or, to Seller's knowledge, is threatened, which challenges the legality, validity, enforceability, use or ownership of the Intangible;

                  (c) to Seller's knowledge, Seller's use of such Intangible does not interfere with, infringe upon, misappropriate or otherwise conflict with the rights of others, and such item is not being interfered with, infringed upon, misappropriated or violated by others and is not subject to any outstanding judgment, order, decree, stipulation, injunction or charge;



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                  (d) Seller has never received any charge, complaint, claim or notice of interference, infringement, misappropriation or violation with respect to the Intangible; and

                  (e) no license, agreement or permission pertaining to the Intangible has been granted by Seller.

         3.11 INVENTORY. Seller's inventory is, and Seller's work-in-process, when completed will be, merchantable and fit for the purpose for which it was procured or manufactured, and except for those listed on Schedule 1.1(a)the applicable Statement without present value, are useable and salable in the ordinary course of the Business, and carried on the Statements at an amount not in excess of the lower of cost or net realizable value.

         3.12 CONTRACTS. The attached Schedule 3.12 is a true, complete and accurate list of all material agreements, leases and contracts concerning the manufacture and sale of the Business products and to which Seller is a party or to which the Assets are subject, whether oral or written (the "Business Contracts"). Except for the Business Contracts, Seller is not a party to any material written or oral agreement, lease or contract affecting or relating solely to the Assets or the Business in any way. The Business Contracts constitute all material agreements, documents and leases necessary for the manufacture and sale of operation of the Business products as presently conducted. Seller has delivered to Purchaser true and correct copies of all such written Business Contracts and a comprehensive summary of all such Business Contracts which are oral. As listed on Schedule 1.1(f), all of the Assumed Business Contracts are valid, in full force and effect, and enforceable in accordance with their terms, and all of the Assumed Business Contracts are assignable to Purchaser in accordance with their terms. None of the Assumed Business Contracts have been terminated or canceled by Seller or the other parties thereto with respect to the current year or future years. Further, to Seller's knowledge, no party to an Assumed Business Contract has limited its business relationship with Seller in any material respect. No party to any Assumed Business Contract is in material default, nor has any notice of default been received by Seller, and, there exists no event, condition or occurrence which, after notice or lapse of time, or both, could constitute a material default under any Assumed Business Contract. Seller and every other party to the Assumed Business Contracts have in all material respects performed or are performing all obligations required to be performed by them. This Agreement and the consummation of the transactions contemplated herein will not violate or cause a default under any of the Assumed Business Contracts.

         3.13 COMPLIANCE WITH LAWS; PERMITS AND LICENSES. Seller is in material compliance with all laws, rules, regulations and orders applicable to its operation of the Business, or the Assets, and no violation exists which would hinder or prevent Seller's performance of its obligations under this Agreement. To Seller's knowledge, neither Seller's use of the Assets nor the operation of the Business violate any laws, rules, regulations or orders. The attached
Schedule 3.13 lists all federal, state, local and foreign governmental franchises, permits, licenses or other authorizations held by Seller in connection with its ownership or use of the Assets or operation of the Business (the "Licenses"), true and correct copies of all of which have been delivered to Purchaser. All of the Licenses are in full force and effect, and except as set forth in Schedule 3.13 are assignable or transferable to Purchaser in connection with the consummation of the transactions contemplated in this Agreement. Seller has obtained all permits, licenses, franchises and other authorizations necessary or desirable with respect to, and has complied with all laws applicable to, the operation of the Business, the ownership of the Assets or the lease of the Leased Real Property, and Seller has not engaged in any activity




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which would cause revocation or suspension of any such permits, licenses, franchises or authorizations. Except as set forth on the Schedule 3.13, to Seller's knowledge, no action or proceeding looking to or contemplating the revocation or suspension of any such permits, licenses, franchises or authorizations is pending or threatened.

         3.14 INSURANCE. Except as set forth on the attached Schedule 3.14, Seller has maintained and now maintains insurance with respect to the Assets, the Leased Real Property and the Business, covering property damage by fire or other casualty, and against such liabilities, claims and risks, including, without limitation, product liability and workers compensation, and in such amounts as is customary or appropriate in the industry. Schedule 3.14 contains a true and correct summary of all such insurance policies now maintained by Seller setting forth the names of the insured and the insurer, policy numbers, the types of coverage, premium payments or basis of payment, deductible amounts and limits of coverage. Except as set forth on Schedule 3.14, no such policy of insurance is subject to any deductible, self-insured retention, retrospective rating agreement, indemnification agreement or any other method or device by which the insured person is subject to all or any part of the liability for any or all claims. in respect of the Business. True, correct and complete copies of all insurance policies listed on Schedule 3.14 have been delivered to Purchaser. All current insurance policies will be in full force and effect through the Closing Date. Those policies scheduled to expire before the Closing Date will be renewed or replaced with comparable coverage. Except as set forth in Schedule 3.14, no event has occurred forming the basis of any present property, casualty, fidelity, liability or workers compensation claim against Seller which has not been reported to the appropriate carrier, is not fully covered by insurance or which may reasonably be expected to exceed the available limits of liability of the applicable insurance policy or policies. There has been no material breach of any of Seller's obligations under any of the insurance policies referred to in Schedule 3.14. All policies listed in Schedule 3.14 are carried in amounts and with carriers sufficient to fulfill the requirements of the Business Contracts and all laws or ordinances in effect in jurisdictions or locations where the Seller conducts business and which require Seller to maintain such coverage. During the past five years Seller has not been denied insurance coverage or had insurance coverage revoked or rescinded by a carrier. There are no outstanding requirements or recommendations by any insurance company that issued any policy of insurance to Seller or by any board of fire underwriters or other similar body or by any governmental authority exercising similar functions which require or recommend any changes in the conduct of Seller's business or any repairs or other work to be done with respect to any of its assets or properties. The attached Schedule 3.14 contains loss runs for the last five (5) years setting forth all property, general and products liability and workers compensation claim activity against the Business, including the date and place of the occurrence, the claimant's name, reserves, amounts paid, a brief description of the incident and whether the claim is open or closed. Except as set forth on Schedule 3.14, Seller does not know of any occurrence, circumstance, or event which could reasonably be expected to result in any such claim.

         3.15 EMPLOYEES. The attached Schedule 3.15 contains a complete and accurate list of: (i) each such Business Employee's salary or hourly rate currently in effect, annual bonus (last paid or payable), if any; (ii) all fringe benefits or incentive paid or payable to each Business Employee and the total value of such other fringe benefits and incentives; and (iii) any bonus or other payment earned but not yet paid such Business Employee. There are no written or oral collective bargaining or other employment agreements or understandings with or affecting any employee of Seller. All accrued vacation, sick days and personal days due Seller's Business Employees terminate at the end of each calendar year. Except as set forth on the attached Schedule 3.16, all Business Employees are actually at work, and no Business Employees are currently on leave of absence, layoff,



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military leave, suspension, sick leave, worker's compensation, salary continuance or short or long term disability or otherwise not actively performing his or her work during all normally scheduled business hours. To Seller's knowledge, there are no charges with respect to or relating to the Business pending before the Equal Employment Opportunity Commission or any agency relating to unlawful employment practices.

         3.16 EMPLOYEE BENEFITS. Except for the employee benefit plans listed on
Schedule 3.16 (collectively, the "Employee Benefit Plans"), Seller is not a party to or bound by any profit sharing, stock option, pension, severance, retirement, stock purchase, hospitalization, group or individual life, disability or health insurance, or employee welfare benefit or similar plan or agreement providing benefits to the current or former employees, directors, officers, agents or shareholders of Seller. Seller represents and warrants that the Employee Benefit Plans will have no impact on the transaction contemplated by this Agreement. Seller shall timely pay all amounts due under or with respect to the Employee Benefit Plans, and Seller does not, nor will it prior to the Closing Date, participate in, contribute to, nor employ any persons covered by a multi-employer plan, as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and has not, and will not, prior to the Closing Date, incur any withdrawal liability within the meaning of Title IV of ERISA. Seller has materially complied with, and will through and after the Closing Date, continue to materially comply with the Employee Benefit Plans and all requirements of law relating thereto and Purchaser shall have no liability or responsibility whatsoever with respect to the Employee Benefit Plans.

         3.17 EMPLOYEE RELATIONS. There are no written or oral collective bargaining or other employment agreements or understandings with or affecting any Business Employee. Except as set forth on the attached Schedule 3.17, hours worked by, and payments made by Seller to, all Business Employees have been in compliance with the Fair Labor Standards Act and other applicable federal, state or local laws. Except as set forth on the attached Schedule 3.17, all payments determined to be due from Seller on account of any Business Employee's work, health or welfare insurance, under any agreement, whether oral or written, will have been paid as of the Closing Date. Any amounts due to or with respect to all Business Employees, including health and welfare or workers compensation benefits, incurred prior to the Closing Date, which cannot be determined on or before the Closing Date, shall be paid by Seller immediately on determination, and Purchaser shall not, in any way, be deemed to be liable for any such amounts. Except as set forth on the attached Schedule 3.17, there are no vacation monies which have been earned by any Business Employee under any agreement, whether oral or written, that have not been paid, nor are there any severance payments which could become payable by Purchaser under the terms of any oral or written agreement or commitment. Except as disclosed pursuant to
Section 3.16 above, Seller has no pension, profit sharing, retirement or similar plan, or other employee benefit plan, in effect. Except as set forth on the attached Schedule 3.17, (i)there is no unfair labor practice charge or complaint concerning the Business or any Business Employee pending before any governmental agency in any jurisdiction in which Seller conducts business; (ii)there is no labor strike or material slowdown, work stoppage, lockout or other collective labor action actually pending or threatened against or affecting the Business, and Seller has not experienced any strike or material slowdown, work stoppage, lockout or other collective labor action in connection with the Business by or with respect to any Business Employees; (iii)there is no representation claim or petition concerning the Business or any Business Employee pending before any governmental agency in any jurisdiction in which Seller conducts business, and no question concerning representation exists relating to the Business Employees;
(iv)there are no charges with respect to or relating to the Business pending before the Equal Employment Opportunity Commission or any agency



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in any jurisdiction in which Seller conducts business responsible for the prevention of unlawful employment practices; (v) Seller has not received formal notice from any governmental agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Business and no such investigation is currently in progress; and (vi)to Seller's knowledge, no key Business Employee or group of Business Employees has any plans to terminate employment with Seller prior to Closing or to refuse employment with Purchaser after Closing.

         3.18 ENVIRONMENTAL, HEALTH AND SAFETY MATTERS. Seller has complied in all material respects with all laws (including rules and regulations thereunder) of all applicable federal, state, local and foreign governments, and their respective agencies, concerning the environment, public health and safety and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation, including, limiting, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1989, the Emergency Planning and Community Right-to-Know Act of 1986, the Federal Resource Conservation and Recovery Act, the Michigan Environmental Response Act, the Michigan Water Pollution Control Act, the Michigan Hazardous Waste Management Act, each as amended, or any other law of any government or agency concerning the storage, treatment, handling, transport, disposal, or the release or threatened release of hazardous substances or hazardous materials, public health and safety or pollution or protection of the environment (collectively, the "Environmental Statutes").

         3.19 LITIGATION. Except as set forth on the attached Schedule 3.19, there are no actions, suits, investigations or proceedings pending or, to Seller's knowledge, threatened against Seller, the Business, the Assets or the Leased Real Property, at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency, court or instrumentality which could affect, in any way, the Business, the Assets or the Leased Property. Except as set forth on Schedule 3.19, Seller is not in default with respect to nor is in violation of any order, writ, injunction or decree of any court or other governmental department, commission, board, agency or instrumentality which relates or could relate to, or the default with respect to which or the violation of which could affect, the Business, the Assets or the Leased Real Property in any way.

         3.20 WARRANTIES. Schedule 3.20 contains of list of all product liability claims made against Seller (or which Seller has received notice of) during the year ending on August 31, 1998 with respect to all products manufactured by Seller as part of the Business. Seller has never been a defendant in any product liability litigation relating to such products. Except to the extent otherwise provided above, to the best of Seller's knowledge, all products manufactured by the Company are in conformity, in all material respects, with all applicable contractual commitments and all express and implied warranties, and to the best of Seller's knowledge, Seller has no liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against Seller giving rise to any liability) for replacement of any such products or other damages in connection therewith.

         3.21 CONSENTS. Except as set forth on the attached Schedule 3.21, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or agency is required on the part of Seller in connection with the valid execution and delivery of this Agreement or the consummation of the transactions herein contemplated.

         3.22 BROKERS' FEE. Seller will not be liable for any business broker's fee or similar fees or expenses in connection with the transaction contemplated in this Agreement.

         3.23 ASSETS; TITLE. Except as otherwise set forth in Schedule 3.10, upon consummation of the transactions contemplated in this Agreement, Purchaser will acquire title to all of the Assets, free and clear of all Liens, and no officer, director, employee, shareholder or affiliate of Seller owns or has an interest in any of the Assets described in Section 1.1 or Schedules pertaining to Section 1.1.

         3.24 DISCLOSURE AND DISCLAIMER. The representations and warranties of the Seller contained in this Agreement and the statements contained in the certificates furnished pursuant hereto, taken as a whole, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make any of the representations, warranties or statements made not misleading. EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         3.25 INVESTMENT REPRESENTATIONS.

                  (a) Seller is acquiring the Warrants, and if the Warrants are exercised, the Warrant Shares, for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Seller agrees and acknowledges that it will not, directly or indirectly, offer, transfer or sell the Warrants or any Warrant Shares, or solicit any offers to purchase or acquire the Warrants or any Warrant Shares, unless the transfer or sale is (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and has been registered under any applicable state securities or "blue sky" laws ;or (ii) pursuant to an exemption from registration under the Securities Act and applicable state securities or "blue sky" laws.

                  (b) Seller acknowledges that the Warrants and each Warrant Share will each contain a legend substantially to the following effect:

         THE WARRANT AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         (c) Seller is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act and has completed truthfully the Confidential Statement of Investor Suitability attached as Exhibit 3.25 (the "Investor Statement").

                                   ARTICLE IV
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

         Purchaser understands that each of the following representations, warranties and covenants are material and have been and will be relied on by Seller in connection with the consummation of the transactions contemplated in this Agreement. Purchaser represents, warrants and covenants to Seller that the statements contained in this Article IV are true, correct in all respects and complete as of the date of this Agreement and will be true, correct and complete in all respects as of the Closing Date, as though made on the Closing Date:

         4.1 POWER AND AUTHORITY. The Purchaser has all requisite power and authority to enter into this Agreement and all other instruments and agreements contemplated hereby, and to carry out and perform its obligations under this Agreement. The execution of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly authorized and approved by Purchaser's Board of Directors. This Agreement constitutes, and all agreements and instruments contemplated herein when executed and delivered in accordance with the terms of this Agreement will constitute, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, and other laws of general application relating to or affecting the enforcement of creditors' rights and general equity principles.

         4.2 CAPITALIZATION. The authorized capital stock of the Purchaser on the date hereof consists of 40,000,000 shares of Common Stock, par value $.001 per share and 10,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). On the date hereof, 2,897,112 shares of Common Stock are outstanding. Of the authorized Preferred Stock, 1,100,000 shares have been designated Series D Preferred Stock, 4,070,339 shares have been designated Series C Preferred Stock, 1,680,880 shares have been designated Series B Preferred Stock and 50,000 have been designated Series M Preferred Stock. On the date hereof, 1,100,000 shares of Series D Preferred Stock are outstanding, 4,070,339 shares of Series C Preferred Stock are outstanding, 1,680,880 shares of Series B Preferred stock are outstanding and 50,000 shares of Series M Preferred Stock are outstanding. The rights, preferences and privileges of the Preferred Stock are set forth in the Certificate of Incorporation. Purchaser has reserved 1,100,000 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock, 4,070,339 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock, 5,093,576 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, and 270,027 shares of Common Stock for issuance upon conversion of the Series M Preferred Stock. As a result of Purchaser's merger with B.I. Systems Corporation, a Delaware corporation ("BISC"), Purchaser assumed the 1994 Omnibus Equity Incentive Plan of BISC (the "BISSC Plan"). The BISC Plan was adopted by the Board of Directors and shareholders of BISC in July 1994 and amended in April 1997. On January 15, 1998, Purchaser's Board of Directors adopted the Genomic Solutions Inc. Non-Employee Stock Option Plan (the "Non-Employee Plan") and the 1998 Genomic Solutions Inc. Stock Option Plan (the "Employee Plan"). On the date of the Closing, options to acquire 907,100 shares of Common Stock are outstanding pursuant to the BISC Plan, options to acquire 1,081,750 shares of Common Stock are outstanding pursuant to the Employee Plan and options to acquire 170,000 shares of Common Stock are outstanding pursuant to the Non-Employee Plan. Purchaser has reserved 2,158,850 shares of Common Stock for issuance upon exercise of these options. Purchaser has reserved 125,000 shares of Common Stock for issuance upon exercise of the Warrant. Except as set forth herein and in
Schedule 4.2, there are no outstanding rights, options, warrants, preemptive rights, conversion rights or agreements for the purchase, acquisition or receipt from Purchaser of any shares of capital stock or any other securities of Purchaser. Purchaser is not a party to any existing agreement with any person or entity which requires Purchaser to purchase from such person or entity any of its capital stock, any securities convertible into or exchangeable or exercisable for any of its capital stock, or any right, options or warrants for its capital stock. All outstanding securities of Purchaser, including the Warrant to be issued at Closing, have been issued in accordance with all applicable state and Federal securities laws.

         4.3 ABSENCE OF VIOLATIONS. Neither the execution, delivery or performance of or compliance with this Agreement and all other agreements contemplated herein, nor the consummation of the transactions herein contemplated, will (i)violate, conflict with, or constitute a default or breach of Purchaser's Certificate of Incorporation, bylaws or other constituent documents, (ii)constitute a violation by Purchaser of any law, rule, regulation, ordinance, order, writ, injunction, decree or judgment applicable to Purchaser, or (iii) result in any breach or violation of, or be in conflict with or constitute a default under, any mortgage, indenture, contract, agreement, lease, or instrument in any way binding on Purchaser.

         4.4 BROKERS' FEE. Purchaser is not liable for any business broker's fee, or similar fee or expense, in connection with the transaction contemplated in this Agreement.

         4.5 VALIDITY OF WARRANT. The Warrant, when issued, sold and delivered in accordance with the terms of this Agreement and the Warrant Shares, as defined in the Warrant, issued upon exercise of the Warrant will, when issued, be duly and validly issued, fully paid and non-assessable (assuming in the case of the Warrant Shares, payment of the exercise price is made in accordance with the terms of the Warrant); provided, however, that the Warrant Shares may be subject to restrictions on transfer under state and federal securities laws and the Shareholders Agreement dated as of December 24, 1997 (the "Shareholders Agreement"), among the Purchaser (a/k/a Corporation) and the Shareholders (as defined therein).

         4.6 CONSENTS. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or agency is required on the part of Purchaser in connection with the valid execution and delivery of this Agreement or the consummation of the transactions herein contemplated.

         4.7 FINANCIAL STATEMENTS. The attached Schedule 4.7 consists of Purchaser's compiled balance sheets and the related statements of operations, retained earnings and cash flows for each of the fiscal years ended December 31, 1995 through December 31, 1997, issued by Purchaser's auditors (the "Annual Financial Statements"). Schedule 4.7(a) consists of Purchaser's consolidated balance sheets and the related statement of operations ("Interim Financial Statements) for the six months ended June 30, 1998. The Interim Financial Statements are unaudited but have been prepared in accordance with generally accepted accounting principles.

         4.8 DISCLOSURE AND DISCLAIMER. The representations and warranties of the Purchaser contained in this Agreement and the statements contained in the certificates furnished pursuant hereto, taken as a whole, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make any of the representations, warranties or statements made not misleading.

                                    ARTICLE V

            CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION AT CLOSING

         The obligation of Purchaser to consummate the transactions contemplated by this Agreement at the Closing is subject to the satisfaction of all of the following conditions, any of which may be waived in writing by Purchaser:

         5.1 ACCURACY OF REPRESENTATIONS. All representations and warranties made by Seller in this Agreement shall have been true and correct in all material respects on the Closing Date.

         5.2 PERFORMANCE OF AGREEMENT. Seller shall have performed and complied with all of its obligations under this Agreement which are to have been performed or complied with on or prior to the Closing Date, and Seller shall have executed and delivered all of the documents contemplated in this Agreement, all of which shall be satisfactory to Purchaser.

         5.3 CONSENTS AND WAIVERS. Seller shall have obtained all consents, authorizations, approvals and waivers that are required hereunder which are necessary for the consummation of the transaction contemplated in this Agreement.

         5.4 BOARD APPROVAL. The transactions herein contemplated shall have been approved by the Board of Directors of Purchaser.

         5.5 SHAREHOLDERS AGREEMENT. Seller shall have executed and delivered a joinder agreement (the "Joinder Agreement") in a form acceptable to Purchaser pursuant to which Seller shall agree to be bound by the terms of the Shareholders Agreement.

         5.6 LITIGATION. There shall not be any litigation, action, suit, claim, proceeding, order, investigation or inquiry pending or threatened before any court or quasi-judicial or administrative agency to, or pursuant to which a judgment, order, decree, stipulation, injunction or charge could be entered which would: (i)enjoin or prevent the consummation of the transactions contemplated in this Agreement, (ii) cause any of the transactions contemplated in this Agreement to be rescinded following consummation, (iii)adversely affect the right of Purchaser to own, operate or control the Business, the Assets or the Leased Real Property, or (iv) otherwise have a material adverse effect on the operations or financial condition of the Business, the Assets or the Leased Real Property.

         5.7 TAX LETTER REQUEST. Seller represents and warrants that under the laws of the Commonwealth of Massachusetts, no state tax waiver filing/request is necessary for the completion of this transaction.

         5.8 ANCILLARY AGREEMENTS. Seller and Purchaser have negotiated definitive agreements for execution as described in Sections 2.4 and 2.5 above.

                                   ARTICLE VI

             CONDITIONS PRECEDENT TO SELLER'S OBLIGATION AT CLOSING

         The obligation of Seller to consummate the transactions contemplated by this Agreement at the Closing is subject to the satisfaction of all of the following conditions, any of which may be waived in writing by Seller:

         6.1 ACCURACY OF REPRESENTATIONS. All representations and warranties made by Purchaser in this Agreement shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

         6.2 PERFORMANCE OF AGREEMENT. Purchaser shall have performed and complied with all of its obligations under this Agreement which are to have been performed or complied with on or prior to the Closing Date, and Purchaser shall have executed and delivered all of the documents contemplated in this Agreement, all of which shall be satisfactory to Seller.

         6.3 BOARD APPROVAL. Seller shall have obtained the requisite approval of its Board of Directors to effect the transactions contemplated by this Agreement.

         6.4 ANCILLARY AGREEMENTS. Seller and Purchaser have negotiated definitive agreement for execution as described in Sections 2.4 and 2.5 above.


                                   ARTICLE VII

                                     CLOSING

         7.1 The closing (the "Closing") of the transactions contemplated in this Agreement shall be held at a mutually agreeable location, as soon as reasonably possible following the negotiation and preparation of this Agreement and the Attendant Documents and after the conditions set forth in the documents and in Article V and Article VI of this Agreement are satisfied.

         7.2 At the Closing, Seller shall deliver or cause to be delivered to
Purchaser:

                  (a) A Warranty Bill of Sale and Assignment and Assumption Agreement in the form attached hereto as Document 7.2(a) (the "Warranty Bill of Sale, Assignment of Assumption Agreement").

                  (b) A Covenant not to Compete (the "Covenant"), the form of which is attached to this Agreement as Document 7.2(b).

                  (c) An opinion of counsel of Seller, addressed to Purchaser, the form of which is attached to this Agreement as Document 7.2(c).

                  (d) A Sublease (the "Sublease"), the form of which is attached to this Agreement as Document 7.2(d).

                  (e) All of the Assets.

                  (f) The Investor Statement.

                  (g) Termination statements discharging and releasing any and all Liens and security interests, including but not limited to those Liens listed on Schedule 3.7.

                  (h) A copy of Seller's Articles of Organization, certified by the Massachusetts Secretary of State and a Certificate of Good Standing for Seller issued by the Massachusetts Secretary of State. All such documents shall be dated not earlier then ten (10) days prior to the Closing Date.

                  (i) An Incumbency Certificate executed by the Secretary of Seller. Attached to such certificate shall be a copy of Seller's bylaws and a copy of the minutes or resolutions approving the transactions contemplated in this Agreement, and the officer of Seller executing such certificate shall certify that, as of the Closing Date, such bylaws and minutes or resolutions are true, complete and correct, have not been altered or repealed and are in full force and effect.

                  (j) The Joinder Agreement.

                  (k) Such other documents and instruments as may be reasonably requested by counsel for Purchaser.

         7.3 At the Closing, Purchaser shall deliver or caused to be delivered to Seller:

                  (a) The Purchase Price.

                  (b) The Warranty Bill of Sale, Assignment and Assumption Agreement.

                  (c) The Warrant.

                  (d) The Manufacturing Agreement, the form of which is attached to the Agreement as document 7.3(d).

                  (e) A copy of Purchaser's Certificate of Incorporation, as amended, certified by the Delaware Secretary of State and Certificates of Good Standing for Purchaser issued by the Delaware Secretary of State and the Michigan Department of Consumer and Industry Services Corporation, Securities and land Development Bureau. All such documents shall be dated not earlier then ten (10) days prior to the Closing Date.

                  (f) An opinion of counsel to Purchaser, addressed to Seller, the form of which is attached to this Agreement as Document 7.3(f).

                  (g) An Incumbency Certificate executed by the Secretary of Purchaser. Attached to such certificate shall be a copy of Purchaser's bylaws and a copy of the minutes or resolutions approving the transactions contemplated in this Agreement, and the officer of Purchaser executing such certificate shall certify that, as of the Closing Date, such bylaws and minutes or resolutions are true, complete and correct, have not been altered or repealed and are in full force and effect.

                  (h) Such other documents and instruments as may be reasonably requested by counsel for Seller.

                                  ARTICLE VIII

                                EMPLOYEE MATTERS


         8.1 SALARIED AND HOURLY EMPLOYEES.

                  (a) Termination. As used in this Section 8.1, the term "Active Employees" means those Business Employees who are actively employed as of the Closing Date (i.e., who are not, as of the date immediately preceding the Closing Date, on leave of absence, layoff, military leave, suspension, sick leave, workers' compensation, salary continuance or long-term or short-term disability or otherwise not actively performing his or her work during all normally scheduled business hours ("Inactive Employees")). Seller shall terminate all of the Active Employees on or as of the Closing Date and shall pay all such terminated employees any amounts due through the last regular pay date prior to the Closing Date for accrued wages and benefits. Purchaser shall assume Seller's payroll obligation and pay the Active Employees beginning as of the last regular pay date prior to the Closing Date, whichever is earlier. Purchaser shall not assume any liability for, inherit or succeed to any employment relationship or any pending labor or employee relations case, or any employment or collective bargaining agreements.

                  (b) Obligation to Hire. Subject to Section 8.1(e) below, effective as of the Closing Date, Purchaser shall offer employment to all of the Active Employees identified on the attached Schedule 8.1(b) at the same or higher salary rate paid by Seller as of the Closing Date, but on other terms and conditions which are substantially similar to those under which Purchaser employs persons of similar skill, experience and training as the Active Employees. For the purposes of this Section 8.1, the term "Continued Employees" means those Active Employees accepting such offers of employment.

                  (c) Inactive Employees. Inactive Employees who, but for the fact that they were not actively employed as of the Closing Date, would have been Active Employees may apply for employment with Purchaser when their leave ends or when they are fit for regular duties, and if, at the time, Purchaser has need for an employee with the Inactive Employee's skill, experience, and training, and subject to Section 8.1(d) below, Purchaser shall offer employment to that Inactive Employee on terms and conditions which are substantially similar to those under which Purchaser then employs persons of similar skill, experience and training as such Inactive Employee. On accepting such offer of employment, such Inactive Employee shall, for the purposes of this Section 8.1, be considered a Continued Employee.

                  (d) No Right to Continued Employment. After the Closing, Purchaser may evaluate its employment needs with respect to the Business, and no provision of this Agreement is intended to or shall confer on any Continued Employee any right to continued employment after the Closing Date.

                  (e) Employee Benefit Plans for Continued Employees. Effective as of their acceptance of employment with Purchaser, all Continued Employees shall be entitled to the benefits afforded under, and subject to the terms and conditions of, the employee benefit plans then maintained by Purchaser, subject to the terms and conditions of such plans; provided, however, that such coverage shall not apply to dependents of Continued Employees who, on the date the Continued Employee becomes eligible for coverage, are confined to their home or a hospital. Seller agrees to continue coverage to such dependents until they are no longer restricted from their normal activity or the employment of the Continued Employee with Purchaser terminates. If a Continued Employee whose dependent is disabled at Closing should terminate employment with Purchaser before such dependent is able to resume normal activities, Seller shall provide COBRA notice and, if benefits are elected, shall provide coverage to such dependent for as long as the dependent is eligible for COBRA coverage. Seller shall retain all liability to fully perform, pay and discharge all incurred but unpaid claims under the insurance programs provided to employees of the Business immediately preceding the Closing Date.

                  (f) No Obligation Under Seller's Employee Benefit Plans. Purchaser shall assume no liability or obligation arising under or pursuant to Seller's Employee Benefit Plans. Seller shall indemnify and hold Purchaser harmless from any obligation or liability incurred or arising with respect to Seller's Employee Benefit Plans.

                  (g) Retiree Medical Plans. Seller shall retain all assets and liabilities relating to its retiree medical plans and with respect to its employees who retired before or on the Closing Date and all expenses relating to such retiree medical plans.

                  (h) Workers' Compensation Claims. Seller is and shall be fully responsible and liable for all workers' compensation benefits payable to the Employees for any claim for such benefits arising as the result of an injury or occupational disease sustained while employed by Seller. Seller acknowledges that Purchaser shall have no greater obligation with respect to hiring any Employees who, as of the Closing Date, are on workers' compensation leave than it shall have to any other Inactive Employee. However, on reasonable notice and during normal business hours, Purchaser shall make its employees available to Seller for the purposes of defending workers' compensation claims by employees.

                                   ARTICLE IX

                                 OTHER COVENANTS


         9.1 PROCUREMENT OF REQUISITE AGREEMENTS AND ASSIGNMENTS. Seller and Purchaser shall secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable Seller and Purchaser to effect the transactions contemplated hereby, and will otherwise use all reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

         9.2 COVENANT TO ASSIST PURCHASER'S RETENTION OF SELLER'S EMPLOYEES. As a necessary inducement to cause Purchaser to enter into this Agreement, Seller covenants, warrants and agrees, that it shall use all reasonable efforts to assure Purchaser's hiring, and assist with the retention, of Business Employees.

                                    ARTICLE X

                   INVESTIGATION, SURVIVAL AND INDEMNIFICATION

         10.1 INVESTIGATION. The investigation by Purchaser and its employees, agents and representatives, of the Assets, the Business and any other matters concerning Seller prior to or subsequent to the Closing Date, shall not negate or diminish the representations and warranties of Seller contained or provided for herein except to the extent Seller can demonstrate that Purchaser had actual knowledge of an inaccurate warranty or representation.

         10.2 SURVIVAL. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive for a period of two (2) years after the Closing Date; except that the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.7, 3.10, 3.21, 3.23, 4.1, and 4.3 shall survive indefinitely. The representations and warranties set forth in Section 3.6 shall survive the Closing Date for the applicable statue of limitations period; except that such representations and warranties shall survive the Closing Date indefinitely if they relate to a tax liability of the Business that is based on misrepresentation or fraud.

         10.3 INDEMNIFICATION OF PURCHASER. Seller hereby agrees to indemnify, defend, and hold Purchaser, and its officers, directors, shareholders, employees, successors and assigns, harmless from and against any and all liability, loss, costs or expenses which Purchaser may suffer and become liable for as a result of or in connection with:

                  (a) any inaccuracy or misrepresentation in, or breach of any representation or warranty of Seller contained in this Agreement, any of the documents or any certificate, schedule, list or other instrument to be furnished by Seller to Purchaser pursuant to this Agreement;

                  (b) any breach or failure of Seller to perform any covenant or agreement required to be performed by Seller pursuant to this Agreement or any documents furnished by Seller;

                  (c) Seller's non-compliance with the provisions of any bulk transfer law applicable to the transactions contemplated in this Agreement;

                  (d) any claim, demand, suit, action or legal, administrative or other proceeding by any person (other than a Party) or any federal, state or local department, agency or other governmental body (a "Third Party Claim") against the Purchaser resulting from, arising out of or in any way related to (i) the failure of Seller to perform, pay or discharge any Excluded Liability, or (ii) the operation of the Business prior to the Closing (not including warranty claims, or (iii) any actual or alleged defect in any product manufactured by Seller prior to the Closing;

                  (e) any and all claims made against Purchaser by PDI, or any successor of PDI, resulting from, arising out of or in any way related to the PDI Agreement;

                  (f) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' and consultants' fees (collectively, "Related Expenses"), incident to any of the foregoing;

provided, however, that within sixty (60) days after learning of the assertion of any Third Party Claim against which Purchaser claims indemnification under this Section 10.3, Purchaser shall notify Seller and afford it the opportunity to assume the defense or settlement thereof at Seller's own expense with counsel of its choosing. Purchaser shall have the right to join Seller in the defense or settlement of such Third Party Claims at its own expense with counsel of its choosing, provided that Seller shall not settle any such claim without the prior written consent of Purchaser. If Seller desires to participate in, but not control, any such Third Party Claim, it may do so at its sole cost and expense. If Seller fails to promptly undertake the defense of such Third Party Claim after receiving written notice of such claim, Purchaser shall have the right to control and conduct such Third Party Claim. Except in the event Seller fails to assume or join in the defense of a Third Party Claim, no settlement of a Third Party Claim involving the asserted liability of Seller under this Section shall be made without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlement of $100,000 or less where Seller has not responded within five business days of notice of a proposed settlement. If Seller assumes the control of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by Seller without Purchaser's consent which consent shall not be unreasonably withheld or delayed, unless, (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against Purchaser, (ii) the sole relief provided is monetary damages that are paid in full by Seller and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to Purchaser of a release, in form and substance reasonably satisfactory to Purchaser, from all liability in respect of such Third Party Claim, and (b) except to the extent otherwise provided in this section or elsewhere in the Agreement, Purchaser shall have no liability with respect to any compromise or settlement thereof effected without its consent.

         10.4 INDEMNIFICATION OF SELLER. Purchaser hereby agrees to indemnify and hold Seller, its shareholders, officers, directors, successors and assigns, harmless from and against any and all liability, loss, cost or expense which Seller may suffer or become liable for as a result of or in connection with:

                  (a) any inaccuracy or misrepresentation in, or breach of any representation or warranty of Purchaser contained in, this Agreement, any of the documents furnished pursuant to Section 4 attached hereto (the "Attendant Documents") or any certificate, schedule, list or other instrument to be furnished by Purchaser to Seller pursuant to this Agreement or any of the Attendant Documents;

                  (b) any breach or failure of Purchaser to perform any covenant or agreement required to be performed by Purchaser pursuant to this Agreement or any of the Attendant Documents;

                  (c) any Third Party Claim against the Seller resulting from, arising out of or in any way related to (i) the failure of Purchaser to perform, pay or discharge any liability of Seller assumed by Purchaser,
         (ii) the operation of the Business after the Closing, or (iii) any actual or alleged defect in any product manufactured by Purchaser after the Closing; and



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

                  (d) any and all Related Expenses incident to any of the foregoing;

provided, however, that within sixty (60) days after learning of the assertion of any Third Party Claim against which Seller claims indemnification under this
Section 10.4, Seller shall notify Purchaser and afford it the opportunity to assume the defense or settlement thereof at Purchaser's own expense with counsel of its choosing, and Seller shall cooperate fully to make available to Purchaser all pertinent information under its control or in its possession. Seller shall have the right to join in the defense of any such Third Party Claim with counsel of its own choosing and at its own expense.

         10.5 COOPERATION. The parties hereto shall use reasonable efforts to minimize the obligation of the others to indemnify hereunder, by, among other reasonable things and without limiting the generality of the foregoing, taking such reasonable remedial action as they believe may minimize such obligation and seeking to the maximum extent possible reimbursement from insurance carriers under applicable insurance policies covering any such liability.

         10.6 ASSIGNMENT OF CLAIMS. The parties hereto agree that upon satisfaction of the obligation to indemnify hereunder, and in consideration thereof, to assign to the party making such payment or giving such credit, any and all claims, causes of action and demands of whatever kind and nature which such indemnified party may have against any person, firm or other entity giving rise to such indemnified loss, and to reasonably cooperate in any efforts to recover therefrom.

         10.7 ARBITRATION.

                  (a) If a party hereto has any claim against any other party hereto under this Agreement, the party seeking recovery shall set forth the amount of the claim and the circumstance in a written demand to the party from whom recovery is sought (the "Demand"). If the party from whom recovery is sought gives the party seeking recovery a written rejection of the Demand within thirty (30) days of its receipt of the Demand, then the claim shall be submitted to arbitration under Section 10.7(b). If the party from whom recovery is sought does not give the party seeking recovery a written rejection of the Demand within thirty
         (30) days of its receipt of the Demand, then the validity and the amount of the claim set forth in the Demand shall be conclusive and shall be due and payable from the party from whom recovery is sought.

                  (b) If the party from whom recovery is sought gives the party seeking recovery a written rejection of the Demand, as set forth in
         Section 10.7(a), then the parties shall submit the claim set forth in the Demand to binding arbitration, in the Wilmington Delaware area under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then pertaining before a panel of three arbitrators one of whom shall be selected by Purchaser, one of whom shall be collectively selected by Seller and the third of whom shall be selected by the other two. The award rendered by the arbitrators shall be final and binding, and a judgment may be entered upon such award in a court of competent jurisdiction. All of the parties to this Agreement hereby consent to the jurisdiction of the courts of the State of Delaware for purposes of entering judgment with respect to such award. Once any award shall be made hereunder (and shall become final), the parties shall promptly comply with the terms of such award and shall share equally the cost of arbitration; provided, however, if the arbitrators find 100% in favor of one party, then the losing party shall pay the entire cost of arbitration and reimburse the prevailing party for all of its actual costs incurred including attorney fees.

                                   ARTICLE XI

                             LIMITATION ON LIABILITY

         11.1 LIMITATION ON INDEMNIFICATION. Any provision of this Agreement to the contrary notwithstanding, no claim for indemnification by either party against the other party under this Agreement shall be valid and assertible unless and until the aggregate amount of all claims by such party exceeds Twenty-Five Thousand Dollars ($25,000) (the "Basket Amount"), and then such party may only seek indemnification to the extent all claims exceed the Basket Amount; and provided, further, that no party's aggregate indemnification liability under this Agreement, together with any other damages, whether direct or indirect, arising from or relating to the transfer of Assets from Seller to Purchaser and the other transactions contemplated hereby to be completed at or before the Closing, shall exceed One Million Dollars ($1,000,000) (the "Cap"). Notwithstanding any provision of this Agreement to the contrary, the Basket Amount and the Cap shall not apply to: (i) a failure of Seller to perform, pay or discharge any liability not assumed by Purchaser under this Agreement; (ii) any party's failure to comply with its affirmative obligations under this Agreement; (iii) a failure of Seller to remove any Liens on the Assets prior to the Closing Date, except for such Liens listed on Schedule 3.10; (iv) any breach of the representations and warranties set forth in Sections 3.7, 3.18 or 3.23;
(v) a breach of confidentiality; (vi) infringement of a patent, copyright, trademark, trade secret, or other proprietary right (except any and all claims made against Purchaser by PDI, or any successor of PDI, resulting from, arising out of or in any way related to the PDI Agreement); (vii) fraud or intentional misrepresentation of a material fact; or (viii) Seller's non-compliance with the provisions of any bulk transfer law or the WARN Act.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Notices. All notices, elections, demands, requests, consents, approvals, statements or other communications (collectively, "notices or demands") upon any party hereto desired or required to be given under any of the provisions hereof shall be given or made only by being in writing and:
(i)delivered personally to the party to whom it is directed; (ii) sent by facsimile and first class mail; or (iii)sent by first class mail or overnight express mail, postage and charges prepaid, addressed to the party to whom it is directed, at the following addresses, or at such other address as the parties may hereafter indicate by written notice as provided herein.

         IF TO SELLER:                          WITH A REQUIRED COPY TO:
         ESA, Inc.                              Foley, Hoag & Eliot LLP
         22 Alpha Road                          One Post Office Square
         Chelmsford, MA  01824                  Boston, MA 02109
         Attn:  Walter DiGiusto                 Attn:  Peter M. Rosenblum
         Fax:  (978) 250-7090                   Fax:  (617) 832-7000


         IF TO PURCHASER:                       WITH A REQUIRED COPY TO:
         Genomic Solutions Inc.                 Jaffe, Raitt, Heuer & Weiss
         4355 Varsity Drive                     One Woodward Ave.  Suite 2400
         Ann Arbor, Michigan 48108              Detroit, Michigan  48226

         Attn:  Jeff Williams                   Attn:  Peter Sugar
         Fax: (734) 975-4808                    Fax: (313) 961-8358

Except as otherwise provided in this Agreement, any such notice or demand
(x)given or made in the manner indicated in clauses (i) or (ii) of this Section
12.1 shall be deemed to be given or made on the day on which it was delivered; and (y)given or made in the manner indicated in clause(iii) of this Section 12.1 shall be deemed to be given or made on the second business day after the day on which it was deposited in a regularly maintained receptacle for the deposit of the United States mail, or in the case of overnight express mail, on the business day immediately following the day on which it was deposited in a regularly maintained receptacle for the deposit of overnight express mail.

         12.2 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         12.3 CONSTRUCTION. This Agreement has been executed in, and shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to such state's conflicts of laws doctrine. Seller and Purchaser acknowledge that each of them has equally participated in the final wording of this Agreement. Accordingly, the parties agree that this Agreement shall be construed equally against each party, and shall not be more harshly construed against the party by reason of the fact that the particular party's counsel may have prepared this, the final version of the Agreement between the parties hereto.

         12.4 BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         12.5 ENTIRE AGREEMENT. This Agreement, including the Schedules, Documents and Schedules attached or to be attached hereto, is and shall be deemed to be the complete and final expression of the agreement between the parties as to the matters herein contained and relative thereof, and supersedes any previous agreements between the parties pertaining to such matters.

         12.6 SEVERABILITY. If any part of this Agreement is held to be invalid or unenforceable under the laws of any jurisdiction where this Agreement is to be governed or sought to be enforced, the remaining provisions shall be enforceable to the maximum extent permitted by law; provided, the remaining provisions effectuate the intent of the parties as manifested herein.

         12.7 WAIVER. The waiver by any party of any breach of any provision hereof shall not operate or be construed as a waiver of any subsequent or similar breach.

         12.8 AMENDMENT. This Agreement may only be amended by written agreement executed by the parties hereto.

         12.9 NO ASSIGNMENT; BENEFIT. No Party may assign its rights and obligations under this Agreement without the prior written consent of the other Parties. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assigns.

         12.10 FURTHER ASSURANCES. From time to time after the Closing Date, at Purchaser's request and without further consideration, Seller shall execute and deliver or



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

cause to be executed and delivered such further instruments of conveyance, assignment and transfer and shall take such other action as Purchaser may reasonably request in order more effectively to convey, transfer, reduce to possession or record title to any of the Assets purchased pursuant hereto or to carry out the purpose and intent of this Agreement. Upon the request of Purchaser, and at Purchasers expense, Seller will cooperate and will use its best efforts to have the officers, directors and other employees of Seller cooperate with Purchaser on or after the Closing Date by furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving Purchaser and which are based upon contracts, leases, arrangements or acts of Seller which were in effect or occurred on or prior to the Closing Date.

         12.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Photostatic or facsimile reproductions of this Agreement may be made and relied upon to the same extent as originals.

         IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be fully executed as of October 13, 1998.


                                   SELLER:


                                   ESA, INC., a Massachusetts corporation

                                   By:  /s/ Walter DiGiusto
                                      ----------------------------------------
                                   Its:     President
                                       ---------------------------------------



                                   PURCHASER:

                                   GENOMIC SOLUTIONS INC., a Delaware
                                   corporation


                                   By:  /s/ Jeff Williams
                                      ----------------------------------------
                                            Jeff Williams, President and Chief
                                            Executive Officer



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